Exhibit 99.1

Inari Medical Announces Preliminary 2022 Revenue and 2023 Guidance

IRVINE, CALIFORNIA – January 10, 2023 (GLOBE NEWSWIRE) -- Inari Medical, Inc. (NASDAQ: NARI) (“Inari”), a medical device company with a mission to treat and transform the lives of patients suffering from venous and other diseases, today announced preliminary unaudited fourth quarter and full year 2022 revenue and provided estimates for its 2023 guidance.

Preliminary Fourth Quarter and Full Year 2022 Highlights:

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Preliminary unaudited revenue for the fourth quarter of 2022 is expected to be between $107.0 million and $108.0 million, up 12% sequentially and 29% year-over-year (at the midpoint of the range).
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Preliminary unaudited revenue for the full year 2022 is expected to be between $382.7 million and $383.7 million, up approximately 38% over the full year 2021 (at the midpoint of the range).
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Ended 2022 with over 275 U.S. sales territories.

“Our fourth quarter was successful and highly productive. We executed crisply across all five of our growth drivers and generated robust revenue growth,” said Drew Hykes, CEO of Inari Medical. “We presented important new data from both the CLOUT registry and the U.S. arm of our FLASH registry, the largest prospective thrombectomy trials ever conducted in DVT and PE. We also initiated the full market release of two new products while continuing our work to drive market expansion and uptake of our devices. Looking ahead, we remain fully committed to our mission of better outcomes for our patients while continuing to deliver sustained, premium growth.”

The preliminary unaudited revenue results described in this press release are estimates only and subject to revision, including as a result of completion of customary annual audit procedures, until Inari reports its full financial results for the fourth quarter and full year 2022 in our Annual Report on Form 10-K.

Full Year 2023 Revenue Guidance

Inari is providing financial guidance for full year 2023 revenue of $470 million to $480 million, reflecting growth of approximately 23% to 25% over 2022. Further detail will be provided when Inari reports its financial results for the fourth quarter and full year 2022.

About Inari Medical, Inc.

Patients first. No small plans. Take care of each other. These are the guiding principles that form the ethos of Inari Medical. We are committed to improving lives in extraordinary ways by creating innovative solutions for both unmet and underrecognized health needs. In addition to our purpose-built products, we leverage our capabilities in education, clinical research, and program development to improve patient outcomes. We are passionate about our mission to establish our treatments as the standard of care for venous thromboembolism and beyond. We are just getting started.

Forward Looking Statements

Statements in this press release may contain “forward-looking statements” within the meaning of hte Private Securities Litigation Reform Act of 1995 that are subject to substantial risks and uncertainties. Forward-looking statements contained in this press release may be identified by the use of words such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. Forward-looking statements include estimated fourth quarter and full year 2022 revenue and sales territories and expected full year 2023 revenue, and are based on Inari’s current expectations, forecasts, and assumptions, are subject to inherent uncertainties, risks and assumptions that are difficult to predict, and actual outcomes and results could differ materially due to a number of factors. These and other risks and uncertainties include those described more fully in the section titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and elsewhere in its Annual Report on Form 10-K for the period ended December 31, 2021, and in its other reports filed with the U.S. Securities and Exchange Commission. Forward-looking statements contained in this announcement are based on information available to Inari as of the date hereof and are made only as of the date of this release. Inari undertakes no obligation to update such information except as required under applicable law. These forward-looking statements should not be relied upon as representing Inari’s views as of any date subsequent to the date of this press release. In light of the foregoing, investors are urged not to rely on any forward-looking statement in reaching any conclusion or making any investment decision about any securities of Inari.

Investor Contact:

ICR Westwicke

Caroline Corner

Phone +1-415-202-5678

caroline.corner@westwicke.com